PRELIMINARY - SUBJECT TO COMPLETION

NEOS Therapeutics

NEOS THERAPEUTICS, INC.
2940 N. HWY 360
GRAND PRAIRIE, TX 75050

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [TBD], the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/NEOS2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [TBD], the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you submit this proxy card by mail, it must be received no later than 11:59 p.m. Eastern Time on [TBD].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D30826-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**NEOS THERAPEUTICS, INC.**

**The Board of Directors recommends you vote FOR the following proposals:**

| | | For | Against | Abstain |
|---|---|---|---|---|
| 1. | To adopt the Agreement and Plan of Merger, dated as of December 10, 2020 (as it may be amended from time to time, the "Merger Agreement"), by and among Aytu BioScience, Inc. ("Aytu"), Neutron Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Aytu (the "Merger Sub"), and Neos Therapeutics, Inc. ("Neos"), pursuant to which Merger Sub will be merged with and into Neos, which is referred to as the merger, with Neos surviving the merger as a wholly-owned subsidiary of Aytu which is referred to as Proposal No. 1. | ☐ | ☐ | ☐ |
| 2. | To approve an amendment to the Neos certificate of incorporation to effect a reverse stock split of Neos common stock, which is referred to as Proposal No. 2. | ☐ | ☐ | ☐ |
| 3. | To approve an adjournment or postponement from time to time of the Neos special meeting, if necessary to solicit additional proxies if there are not sufficient votes to approve Proposal No. 1 and/or Proposal No. 2, which is referred to as Proposal No. 3. | ☐ | ☐ | ☐ |

**Note:** To the extent permitted by Rule 14a-4(c) under the Securities Act of 1934, as amended, the voted entitled to be cast by the stockholders will be cast at the discretion of the proxy holder on any other matter that may properly come before the special meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign and date. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

**Important Notice Regarding the Availability of Proxy Materials for the Neos Special Meeting:**

The Notice, Joint Proxy Statement/Prospectus and Proxy Card are available at www.proxyvote.com.

D30827-TBD

**PRELIMINARY - SUBJECT TO COMPLETION**

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEOS THERAPEUTICS, INC. SPECIAL MEETING OF STOCKHOLDERS [TBD] AT 10:00 AM Eastern Time**

The undersigned stockholder(s) hereby appoint(s) Gerald McLaughlin and John M. Limongelli or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of voting stock of Neos Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Neos special meeting to be held exclusively online via live webcast on www.virtualshareholdermeeting.com/NEOS2021SM at 10:00 AM Eastern Time, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is signed but no such direction is made, this proxy will be voted as recommended by the Neos board of directors. If any other business is presented at the Neos special meeting, this proxy will be voted by the above named proxies at the direction of the Neos board of directors. This proxy revokes any prior proxy given by the undersigned.**

**Continued and to be signed on reverse side**